Exhibit 5.1

OPINION OF RICHARD FEINER

RICHARD FEINER
ATTORNEY AT LAW
88 Pine Street
Of Counsel	22nd Floor
Silverman Shin	New York, New York 10005
& Byrne PLLC	(212) 779-8600
Fax: (917) 720-0863
E-Mail RFeiner@Silverfirm.com

July 15, 2020

Elite Pharmaceuticals, Inc.

165 Ludlow Avenue

Northvale, New Jersey 07647

Re: Elite Pharmaceuticals, Inc., Form S-3 Registration Statement

Ladies and Gentlemen:

I have acted as special counsel to Elite Pharmaceuticals, Inc., a Nevada corporation (the “Company”), in connection with the proposed sale of up to $25,000,000 of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by the selling stockholder (the “Selling Stockholder”) identified in the Registration Statement (as defined below). The shares to be sold by the Selling Stockholder are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission on July 15, 2020 (the “Registration Statement”). The Registration Statement relates to the registration of up to 262,500,000 shares of Common Stock, consisting of (i) 5,975,857 shares (the “Outstanding Shares”) issued to the Selling Stockholder pursuant to a purchase agreement dated July 8, 2020, between the Selling Stockholder and the Company (the “Agreement”), (ii) up to 250,548,286 shares (the “Purchase Shares”) that may be issued and sold to the Selling Stockholder from time to time by the Company pursuant to the Agreement and (iii) up to 5,975,857 shares that may be issued to the Selling Stockholder as additional commitment shares (the “Additional Commitment Shares” and, together with the Purchase Shares, the “Additional Shares”). The term “Additional Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, I have examined copies of such agreements, instruments and documents as I have deemed an appropriate basis on which to render the opinions hereinafter expressed. In my examination of the aforesaid documents, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, I have relied on the representations and statements of fact made in the documents so reviewed, and I have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing. This opinion letter is based as to matters of law solely on the Nevada Revised Statutes, as amended. I express no opinion herein as to any other statutes, rules, or regulations.

Based upon, subject to and limited by the foregoing, I am of the opinion that: (a) the Outstanding Shares are validly issued, fully paid and non-assessable; and (b)following (i) issuance and delivery of the Additional Shares pursuant to the terms of the Agreement, and (ii) receipt by the Company of the consideration for the Purchase Shares specified in the applicable resolutions of the Board of Directors (or a duly authorized committee thereof) and in the Agreement, the Additional Shares will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared for use in connection with the Registration Statement. I assume no obligation to advise of any changes in the foregoing subsequent to the date of this opinion letter.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, I do not thereby admit that I am an “expert” within the meaning of the Act.

Very truly yours,

/s/ Richard Feiner
Richard Feiner, Esq.